                                                                     EXHIBIT O.3


      MARKET SHARES FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS
                             AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)


                             [GRAPH APPEARS HERE]

                                  EXHIBIT O-3

       MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS
                             AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE


                                                    Revenue           Share of    Cumulative
Holding Company                                 (millions of $) Rank    Total       Share
------------------------------------------------------------------------------------------
Cinergy Corp.                                         5,197       1      20.4%       20.4%
Ameren Corp.                                          3,311       2      13.0%       33.3%
Northern States Power Co.                             2,558       3      10.0%       43.4%
ILLINOVA CORP.                                        2,069       4       8.1%       51.5%
Wisconsin Energy Corp.                                1,935       5       7.6%       59.1%
Alliant Energy Corp.                                  1,863       6       7.3%       66.4%
LG&E Energy Corp.                                     1,656       7       6.5%       72.8%
MidAmerican Energy Holdings Co.                       1,600       8       6.3%       79.1%
NiSource, Inc.                                        1,574       9       6.2%       85.3%
UtiliCorp United, Inc.                                1,239      10       4.9%       90.1%
WPS Resources Corp.                                     715      11       2.8%       92.9%
Minnesota Power, Inc.                                   560      12       2.2%       95.1%
Cilcorp, Inc.                                           532      13       2.1%       97.2%
SIGCORP, Inc.                                           365      14       1.4%       98.7%
Madison Gas & Electric Co.                              250      15       1.0%       99.6%
St. Joseph Light & Power Co.                             95      16       0.4%      100.0%

Total                                                25,518

Source:  1998 10-K for each company.

                                  EXHIBIT O-3

     MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS AND
                               BORDERING STATES
                          COMPANIES SORTED BY ASSETS



                                                    Assets            Share of    Cumulative
Holding Company                                 (millions of $) Rank    Total       Share
---------------------------------------------------------------------------------------------
Cinergy Corp.                                        10,009       1      17.1%       17.1%
Ameren Corp.                                          8,594       2      14.7%       31.7%
Northern States Power Co.                             8,084       3      13.8%       45.5%
Alliant Energy Corp.                                  5,381       4       9.2%       54.7%
Wisconsin Energy Corp.                                4,574       5       7.8%       62.5%
ILLINOVA CORP.                                        4,455       6       7.6%       70.1%
LG&E Energy Corp.                                     3,818       7       6.5%       76.6%
MidAmerican Energy Holdings Co.                       3,570       8       6.1%       82.7%
NiSource, Inc.                                        3,445       9       5.9%       88.5%
UtiliCorp United, Inc.                                2,041      10       3.5%       92.0%
WPS Resources Corp.                                   1,364      11       2.3%       94.3%
Cilcorp, Inc.                                         1,019      12       1.7%       96.1%
SIGCORP, Inc.                                           882      13       1.5%       97.6%
Minnesota Power, Inc.                                   772      14       1.3%       98.9%
Madison Gas & Electric Co.                              423      15       0.7%       99.6%
St. Joseph Light & Power Co.                            218      16       0.4%      100.0%

Total                                                58,648

Source:  1998 10-K for each company.

                                  EXHIBIT O-3


     MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS AND
                               BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS


                                             Customers     Share of Cumulative
Holding Company                            (thousands) Rank  Total    Share
-------------------------------------------------------------------------------
Northern States Power Co.                       1,934    1   12.7%    12.7%
Cinergy Corp.                                   1,870    2   12.2%    24.9%
Ameren Corp.                                    1,775    3   11.6%    36.5%
Wisconsin Energy Corp.                          1,389    4    9.1%    45.6%
Alliant Energy Corp.                            1,296    5    8.5%    54.1%
MidAmerican Energy Holdings Co.                 1,274    6    8.3%    62.4%
UtiliCorp United, Inc.                          1,225    7    8.0%    70.4%
NiSource, Inc.                                  1,160    8    7.6%    78.0%
ILLINOVA CORP.                                    989    9    6.5%    84.5%
WPS Resources Corp.                               653   10    4.3%    88.8%
LG&E Energy Corp.                                 649   11    4.2%    93.0%
Cilcorp, Inc.                                     386   12    2.5%    95.5%
Madison Gas & Electric Co.                        234   13    1.5%    97.1%
SIGCORP, Inc.                                     233   14    1.5%    98.6%
Minnesota Power, Inc.                             149   15    1.0%    99.6%
St. Joseph Light & Power Co.                       68   16    0.4%   100.0%

Total                                          15,286

Source:  1998 10-K for each company.